PREFERRED STOCK EXCHANGE AGREEMENT

This Preferred Stock Exchange Agreement (this “Agreement”) is made and entered into this 9th day of October, 2014, by and between PostRock Energy Corporation, a Delaware corporation (“PostRock”) and White Deer Energy L.P., a Cayman Islands exempted limited partnership, White Deer Energy TE L.P., a Cayman Islands exempted limited partnership, and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (collectively, “White Deer” and together with PostRock, the “Parties” and each individually, a “Party”).

WHEREAS, as of the date hereof, White Deer owns 7,250 shares of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of PostRock (“Series A Preferred Stock”) with an aggregate liquidation preference of $112,338,945.50;

WHEREAS, PostRock and White Deer propose that White Deer exchange (the “Exchange”) 2,175 shares of Series A Preferred Stock issued on September 21, 2010 pursuant to the Securities Purchase Agreement dated September 2, 2010 between PostRock and White Deer (the “2010 SPA”), with an aggregate liquidation preference of $35,004,022.42 (the “Preferred Shares”), for a total of 32,113,782 shares of newly issued common stock, par value $0.01 per share, of PostRock (“Common Stock”) at a price of $1.09 per share (the “Common Shares”);

WHEREAS, the price per share, as stated in the previous recital, was determined as the higher of (i) the consolidated closing bid price of the Common Stock on Nasdaq Stock Market (“Nasdaq”) immediately preceding the execution and delivery of this Agreement and (ii) the volume weighted average price of the Common Stock on Nasdaq for the 10 trading days preceding the date of this Agreement;

WHEREAS, the unaffiliated members of PostRock’s Board of Directors have determined that the Exchange is advisable and in the best interests of PostRock and its stockholders (other than White Deer) and have approved the Exchange contemplated hereby; and

WHEREAS, the Parties mutually desire to consummate the Exchange as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing recitations, the promises, terms and provisions herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PostRock and White Deer agree as follows:

1.

Application to Nasdaq.  Prior to the date hereof, PostRock has submitted to the Nasdaq a Listing of Additional Shares Notification Form with respect to the issuance of the Common Stock upon exchange of the Preferred Shares contemplated herein without the necessity of obtaining the approval of PostRock’s stockholders.  In the event that Nasdaq does not approve the application for any reason, or requires that PostRock obtain stockholder approval prior to such issuance, then this Agreement shall automatically terminate, shall be null and void and of no further force or effect and shall no longer be binding on any Party unless the Parties expressly agree in writing to extend or amend this Agreement.

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2.

Delivery and Assignment of Preferred Shares.  Upon receipt of approval of the transaction as proposed from Nasdaq, at Closing (as defined below), White Deer shall transfer, deliver and assign to PostRock, free and clear of all liens and encumbrances, the Preferred Shares in exchange for the Common Shares, at which time said Preferred Shares shall be canceled and retired and revert to authorized but unissued shares of preferred stock of PostRock and White Deer shall have no right, title or interest therein.

3.

Issuance of Common Stock.  Contemporaneously with White Deer’s delivery of the Preferred Shares to PostRock pursuant to paragraph 2 above, PostRock shall issue and deliver the Common Shares to White Deer, such Common Shares to be allocated among the three White Deer entities as set forth at Exhibit A hereto.

4.

Closing.  The closing of the Exchange will occur at 10:00 a.m. Central Time on the first business day following receipt of approval of the transaction from Nasdaq, or at such other day and time following said receipt as the Parties may agree (the “Closing”).

5.	Representations of PostRock.
a.

PostRock has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance by PostRock of this Agreement and the consummation of the Exchange have been duly authorized by all necessary corporate action on the part of PostRock, and no further approval or authorization is required on the part of PostRock.  This Agreement will be valid and binding on PostRock and enforceable against PostRock in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

b.

All of the Common Shares have been duly authorized by all necessary corporate action on the part of PostRock and, when issued pursuant to this Agreement upon receipt by PostRock of the Preferred Shares in exchange therefor, will be validly issued, fully paid and non-assessable and free and clear of any liens, charges, encumbrances, security interests, or similar restrictions created by or through PostRock.

c.

PostRock represents that neither PostRock nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act of 1933 (the “Securities Act”)) in connection with the Exchange.  The offer and sale of the Common Shares as contemplated hereby are exempt from the registration requirements of the Securities Act.

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6.	Representations of White Deer.
a.

White Deer has the partnership power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance by White Deer of this Agreement and the consummation of the Exchange have been duly authorized by all necessary action on the part of White Deer, and no further approval or authorization is required on the part of White Deer.  This Agreement will be valid and binding on White Deer and enforceable against White Deer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

b.

White Deer acknowledges that the Exchange has not been registered under the Securities Act or under any state securities laws and represents that it (i) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of PostRock that it considers sufficient and reasonable for purposes of making the Exchange, and (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

7.

Expenses.  PostRock shall reimburse White Deer for its reasonable costs and expenses, including reasonable legal or other professional fees and expenses, incurred or made in connection with this Agreement and the Exchange (including any reasonable cost and expenses incurred after the Closing to the extent related), whether or not consummated, in an amount not to exceed, in the aggregate $25,000.  Prior to any such reimbursement, White Deer shall provide PostRock with reasonably detailed invoices setting forth the expenses to be reimbursed.  This covenant shall survive the termination of this Agreement.

8.

Transfer Restrictions. The Common Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, White Deer agrees it shall not, directly or through others, offer or sell any Common Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Common Shares other than pursuant to an

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effective registration statement, White Deer agrees it shall notify PostRock of such transfer and PostRock may require White Deer to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations and an opinion of counsel) as PostRock may reasonably request. PostRock may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.  For the avoidance of doubt, the Common Shares shall be considered “Registrable Securities” as such term is defined in Section 1 of the First Amended and Restated Registration and Investor Rights Agreement, dated August 8, 2011 (as amended from time to time), by and among PostRock and the other parties thereto.

9.	Legend. White Deer agrees that all certificates or other instruments representing Common Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE PREFERRED STOCK EXCHANGE AGREEMENT, DATED OCTOBER 9, 2014, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that any Common Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, PostRock shall issue new certificates or other instruments representing such Common Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that White Deer surrenders to PostRock the previously issued certificates or other instruments.

10.	Restrictions on Sale of Common Stock. White Deer agrees that the Common Shares shall be “Excluded Securities” as defined in, and for purposes of, the 2010 SPA.
11.

Charter Amendment and Waiver.  PostRock agrees to propose an amendment to its Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock thereunder to 200,000,000 shares, or such greater or lesser number as shall be approved by the Board of Directors of the Company and consented to by White Deer (the “Charter Amendment”).  Until the date that PostRock has effected

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the Charter Amendment, White Deer hereby waives compliance by PostRock with (i) the fourth sentence of Section 5 of each Warrant to Purchase Common Stock agreement issued to White Deer (the “Warrants”) and (ii) the first sentence of Section 3.3 of the 2010 SPA and the first sentence of Section 4.5 of each of the Securities Purchase Agreements dated August 1, 2012 and December 17, 2012, in each case with respect to 15,000,000 authorized but unissued shares of Common Stock subject thereto, such that, until such date and with respect to such shares, PostRock shall have no obligation to reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of the applicable Warrants, such shares of Common Stock issuable upon exercise of such Warrants.  Upon the effectiveness of the Charter Amendment, such shares shall again be reserved and made available for issuance solely for the purpose of providing for the exercise of the applicable Warrants.  The waiver contemplated herein shall not affect the validity of the Warrants or White Deer’s right to exercise any Warrants if there are a sufficient number of shares of authorized and unissued Common Stock to effectuate such exercise.

12.

Counterparts. For the convenience of the Parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such will be deemed as sufficient as if actual signature pages had been delivered.

13.

Entire Agreement. This Agreement (including Exhibit A hereto) constitutes and contains the entire agreement and understanding by and between the Parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, agreements or understandings relating thereto.

14.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the authorized officers and/or directors of the parties hereto as of the date first above written.

PostRock Energy Corporation

By:  /s/ Stephen L. DeGiusti

Stephen L. DeGiusti

Executive Vice President,

General Counsel & Secretary

White Deer Energy L.P.

By:  Edelman & Guill Energy L.P., its general partner

By:  Edelman & Guill Energy Ltd., its general partner

By:  /s/ Thomas J. Edelman

Thomas J. Edelman, Director

White Deer Energy TE L.P.

By:  Edelman & Guill Energy L.P., its general partner

By:  Edelman & Guill Energy Ltd., its general partner

By:  /s/ Thomas J. Edelman

Thomas J. Edelman, Director

White Deer Energy FI L.P.

By:  Edelman & Guill Energy L.P., its general partner

By:  Edelman & Guill Energy Ltd., its general partner

By:  /s/ Thomas J. Edelman

Thomas J. Edelman, Director

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Exhibit A

White Deer Entity	Common Shares
White Deer Energy L.P.	30,041,159
White Deer Energy TE L.P.	998,096
White Deer Energy FI L.P.	1,074,527

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